Exhibit 4.5

                     FORM OF PREFERRED SECURITY CERTIFICATE

                           [FORM OF FACE OF SECURITY]

[IF THIS GLOBAL SECURITY IS A GLOBAL PREFERRED SECURITY INSERT: THIS PREFERRED SECURITY IS A GLOBAL PREFERRED SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "CLEARING AGENCY") OR A NOMINEE OF THE CLEARING AGENCY. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.]

[IF THIS GLOBAL SECURITY IS A RESTRICTED GLOBAL SECURITY INSERT: UNLESS THIS PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THE PREFERRED SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS PREFERRED SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS PREFERRED SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS PREFERRED SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY "AFFILIATE" OF THE COMPANY WAS THE OWNER OF THIS PREFERRED SECURITY (OR ANY PREDECESSOR OF THIS PREFERRED SECURITY) ONLY (A) TO THE COMPANY,


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(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER
THE SECURITIES ACT, (C) SO LONG AS THIS PREFERRED SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE
144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-UNITED STATES PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS PREFERRED SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE TRUST AND THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) PURSUANT TO CLAUSE (E) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUST A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING MEMORANDUM DATED AUGUST 7, 1997. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS PREFERRED SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

[IF THIS GLOBAL SECURITY IS A REGULATION S GLOBAL SECURITY, INSERT: THIS PREFERRED SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.]


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Certificate Number                                Number of Preferred Securities

                                    CUSIP NO.

                   Certificate Evidencing Preferred Securities

                                       of


                               SIG Capital Trust I

                        9 1/2% Trust Preferred Securities
              (liquidation amount $1,000.00 per Preferred Security)

         SIG Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that _______ (the "Holder") is the registered owner of ___( ) preferred securities of the Trust representing an undivided beneficial ownership interest in the assets of the Trust and designated the SIG Capital Trust I 9 1/2% Trust Preferred Securities (liquidation amount $1,000.00 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in the Declaration (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provision of, the Amended and Restated Declaration of Trust of SIG Capital Trust I dated as of August 12, 1997, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of Preferred Securities as set forth therein. The Holder including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Symons International Group, Inc., an Indiana corporation, and Wilmington Trust Company, as guarantee trustee, dated as of August 12, 1997, (the "Company Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Declaration and the Company Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon  receipt  of  this  certificate,   the  Holder  is  bound  by  the
Declaration and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, one of the Company Trustees of the Trust has executed this certificate this 12th day of August, 1997.


                              SIG CAPITAL TRUST I


                              By:  _____________________________________________
                              Name:
                              Title:  Company Trustee


                PREFERRED TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This  is  one  of  the   Preferred   Securities   referred  to  in  the
within-mentioned Declaration.


Dated:__________________      WILMINGTON TRUST COMPANY,
                              as Preferred Trustee


                              By:______________________________________________
                                 Authorized Signatory